Exhibit 10.7

FIRST AMENDMENT TO
GUARANTY OF MASTER LEASE
THIS FIRST AMENDMENT TO GUARANTY OF MASTER LEASE (this “Amendment”) is effective as of November 15, 2016 (the “Effective Date”) by PRISTINE SENIOR LIVING, LLC, an Indiana limited liability company (“PSL”), and CHRISTOPHER T. COOK, an individual (“CTC”; individually or together as PSL and CTC, as the context requires, “Guarantor”), and CTR PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”).
RECITALS
A.Landlord, on the one hand, and those entities identified therein as “Tenant” (collectively, “Tenant”), on the other hand, have entered into that certain Master Lease dated July 30, 2015 (as subsequently amended, the “Lease”).
B.CTC, PSL and Stephen C. Ryan, an individual (“SCR”), entered into that certain Guaranty of Lease dated July 30, 2015 in favor of Landlord (as the same may have been, or may hereafter be, amended, restated, reaffirmed, or otherwise modified from time to time, the “Guaranty”), for the purpose of guaranteeing the obligations of Tenant under the Lease.
C.The parties now desire to amend the Guaranty in certain limited respects, all upon the terms and subject to the conditions set forth herein. All initially-capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Guaranty.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Release of SCR. Notwithstanding anything in the Guaranty to the contrary, the parties hereto agree that SCR shall be released as a Guarantor under the Guaranty and the Joinder appended to the Master Lease for liabilities arising thereunder from and after the Effective Date. Accordingly, from and after the Effective Date,
(a)    “Guarantor” shall mean PSL and CTC, jointly and severally; and
(b)    Section 1 of the Guaranty shall be replaced with the following:
“PSL and CTC, jointly and severally, hereby absolutely and unconditionally guarantee to Landlord the following (collectively, the “Guaranteed Obligations”):
(a) payment in full by Tenant of all Rent (including, without limitation, Base Rent and Additional Rent) and other amounts

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due under the Lease in the manner and at the time prescribed in the Lease;
(b) the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under the Lease, including, without limitation, any indemnity or other obligations of Tenant that survive the expiration or earlier termination of the Lease;
(c) the accuracy and truthfulness in all material respects of all of the representations and warranties made by Tenant under the Lease; and
(d) all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease, whether at law or in equity, with respect to the matters set forth in clauses (a) through (c), inclusive, above.”
2.Additional Amendments. The Guaranty is further hereby amended (effective as of the Effective Date) in the following respects:
(a)    Section 12(a) of the Guaranty is hereby deleted in its entirety. For the avoidance of doubt, Guarantor and Landlord hereby agree that as of the Effective Date there shall be no limitations or caps on CTC’s liability under the Guaranty.
(b)    Section 13(h) of the Guaranty is hereby deleted in its entirety. For the avoidance of doubt, Guarantor and Landlord hereby agree that as of the Effective Date the liability of PSL and CDC shall be joint and several.
(c)    The Guaranty and the Joinder to the Master Lease shall be deemed further amended mutatis mutandis to the extent necessary to give effect to any provision of this Amendment.
3.Reaffirmation of Obligations. Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty, as modified by this Amendment, and all documents executed by Guarantor in connection therewith, and further agrees that from and after the Effective Date any reference in the Guaranty to particular terms and provisions shall be deemed to refer to those terms and provisions as amended hereby.
4.Interpretation; Governing Law. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland.

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5.Further Instruments. Each party will, whenever and as often as it shall be reasonably requested to do so by the other party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.
6.Incorporation of Recitals. The Recitals to this Amendment are incorporated herein by this reference.
7.Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Guaranty shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Guaranty, the terms of this Amendment shall govern and prevail.
8.Severability. If any term or provision of this Guaranty or any application thereof shall be held invalid or unenforceable, the remainder of this Guaranty and any other application of such term or provision shall not be affected thereby.
9.Headings. All titles and headings to sections, articles or other subdivisions of this Guaranty are for convenience of reference only and shall not in any way affect the meaning or construction of any provision.
10.Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.
[Signature page follows]

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EXECUTED as of the date first set forth above.

GUARANTOR:
/s/ Christopher T. Cook
Christopher T. Cook
PRISTINE SENIOR LIVING, LLC,
an Indiana limited liability company
By: /s/ Christopher T. Cook
    Christopher T. Cook, Manager

LANDLORD:
CTR PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CARETRUST GP, LLC, a Delaware limited liability company Its: general partner

By:	CARETRUST REIT, INC., a Maryland corporation, its sole member
By: /s/ Josh McLane
Name: Josh McLane
Title:     Secretary